Exhibit 5.1

Stikeman Elliott LLP    Barristers & Solicitors

5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9

Tel: (416) 869-5500    Fax: (416) 947-0866    www.stikeman.com

May 6, 2015 SHOPIFY INC. 150 Elgin Street, Suite 800, Ottawa, Ontario, Canada, K2P 1L4 Re: Shopify Inc. Registration Statement on Form F-1		TORONTO MONTREAL OTTAWA CALGARY VANCOUVER NEW YORK LONDON SYDNEY

We have acted as Canadian counsel to Shopify Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the registration pursuant to a registration statement, as amended to date (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the initial public offering of 7,700,000 Class A Subordinate Voting Shares of the Corporation (the “Shares”) which will be issued and sold by the Corporation (including up to an additional 1,155,000 Shares issuable upon exercise of an over-allotment option granted by the Corporation).

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Corporation and the underwriters (the “Underwriting Agreement”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the following documents (collectively, the “Corporate Documents”):

(a)	the certificate of incorporation and articles of the Corporation;
(b)	the form of articles of amendment of the Corporation creating the Shares (the “Articles of Amendment”);
(c)	the by-laws of the Corporation; and
(d)	certain resolutions of the Corporation’s directors and shareholders.

We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents.

In examining all documents and in providing our opinion we have assumed that:

(a)

all individuals had the requisite legal capacity, all signatures are genuine, all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(b)	the Underwriting Agreement will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Corporation and the pricing committee thereof; and
(c)

at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

We are qualified to carry on the practice of law in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon the filing of the Articles of Amendment with the Director appointed under the Canada Business Corporations Act and the issuance by the Director of a certificate of amendment in respect of such Articles of Amendment, the Shares to be issued and sold by the Corporation under the Underwriting Agreement will be duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours very truly,

/s/ Stikeman Elliott LLP

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